EXHIBIT 99(h)(7)

AMENDED AND RESTATED

FEE WAIVER AND EXPENSE

ASSUMPTION AGREEMENT

AMENDED AND RESTATED AGREEMENT made this 23rd day of December, 2003, between Dimensional Investment Group Inc., a Maryland corporation (the “Fund”), on behalf of certain portfolios of the Fund, as listed on Schedule A of this Agreement (each a “Portfolio” and together, the “Portfolios”), and Dimensional Fund Advisors Inc., a Delaware corporation (“DFA”), amending and restating the Amended and Restated Fee Waiver and Expense Assumption Agreement dated July 19, 2002.

WHEREAS, DFA has entered into Administration Agreements with the Fund, pursuant to which DFA provides various administrative and other services for the Portfolios, and for which DFA is compensated based on the average net assets of such Portfolios; and

WHEREAS, the Fund and DFA have determined that it is appropriate and in the best interests of each Portfolio and its shareholders to limit the expenses of those Portfolios, and those classes of certain Portfolios, of the Fund listed on Schedule A of this Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

1.	Fee Waiver and Expense Assumption by DFA. DFA agrees to reduce all or a portion of its administration fee for Portfolio, or each class of a Portfolio, as applicable, listed on Schedule A, and if necessary (for each Portfolio other than the Emerging Markets Portfolio II), to assume certain other expenses (to the extent permitted by the Internal Revenue Code of 1986, as amended) of each such Portfolio (or class of a Portfolio), such fee waiver and assumption of expenses as detailed on Schedule A of this Agreement, to the extent necessary to limit the annualized expenses of each Portfolio (or class of a Portfolio) to the rate reflected in Schedule A of this Agreement for each Portfolio (or class of a Portfolio) (“Annualized Expense Ratio”).

2.	Duty to Reimburse DFA. If, at any time, the annualized expenses of a Portfolio (or class of a Portfolio) are less than the Annualized Expense Ratio listed on Schedule A of this Agreement, the Fund, on behalf of a Portfolio (except for Emerging Markets Portfolio II, Global Equity Portfolio-Class R, Global Equity Portfolio –Institutional Class, Global 60/40 Portfolio-Class R, Global 60/40 Portfolio –Institutional Class, Global 25/75 Portfolio-Class R and Global 25/75 Portfolio –Institutional Class), shall reimburse DFA for any fees previously waived and/or expenses previously assumed to the extent that the amount of such reimbursement does not cause the Annualized Expense Ratio of a Portfolio (or class of a Portfolio) to exceed the limit on Schedule A of this Agreement. There shall be no obligation of the Fund, on behalf of a Portfolio, to reimburse DFA for waived fees or expenses that were assumed by DFA more than thirty-six months prior to the date of any such reimbursement.

3.	Assignment. No assignment of this Agreement shall be made by DFA without the prior consent of the Fund.

4.	Duration and Termination. This Agreement shall continue in effect until April 1, 2005 for each Portfolio (or each class of a Portfolio) and shall continue in effect from year to year thereafter for each Portfolio (or class of a Portfolio), unless and until the Fund or DFA notifies the other party to the Agreement, at least thirty days prior to the end of the one-year period for a Portfolio (or class of a Portfolio), of its intention to terminate the Agreement for a Portfolio (or class of a Portfolio). This Agreement shall automatically terminate, with respect to a Portfolio (or class of a Portfolio), upon the termination of the Administration Agreement between DFA and the Fund, on behalf of such Portfolio.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first-above written.

DIMENSIONAL INVESTMENT GROUP INC.		DIMENSIONAL FUND ADVISORS INC.

By:		By:
Name:	Michael T. Scardina	Name:	Catherine L. Newell
Vice President and
Title:	Chief Financial Officer	Title:	Vice President and Secretary

SCHEDULE A

Portfolio	Annualized Expense Ratio (as a percentage of average net assets)
DFA International Value Portfolio II	0.75% *
The DFA U.S. Small Cap Institutional Portfolio	0.20% *
U.S. Large Company Institutional Index Portfolio	0.10% **
U.S. Small Cap Value Portfolio II	0.75% *
U.S. Large Cap Value Portfolio II	0.75% *
U.S. Large Company Portfolio K	0.75% ***
U.S. Large Cap Value Portfolio K	0.85% ***
U.S. Small XM Value Portfolio K	1.00% ***
U.S. Small Cap Portfolio K	0.95% ***
DFA International Value Portfolio K	1.00% ***
Emerging Markets Portfolio K	1.25% ***
DFA One-Year Fixed Income Portfolio K	0.75% ***
DFA Two-Year Fixed Income Portfolio K	0.75% ***
Emerging Markets Portfolio II	****
Global Equity Portfolio-Class R	*****
Global 60/40 Portfolio-Class R	*****
Global 25/75 Portfolio-Class R	*****
Global Equity Portfolio-Institutional Class	******
Global 60/40 Portfolio-Institutional Class	******
Global 25/75 Portfolio-Institutional Class	******

*	For each of these Portfolios, DFA has agreed to waive its administration fee and to assume the Portfolio’s direct and indirect expenses (including the expenses the Portfolio bears as a shareholder of its master fund) to the extent necessary to limit the Portfolio’s expenses to the rate listed above for such Portfolio.
**	For the U.S. Large Company Institutional Index Portfolio, DFA has agreed to waive its administration fee to the extent necessary to reduce the Portfolio’s expenses to the extent that its total direct and indirect expenses (including the expenses the Portfolio bears as a shareholder of its master fund) exceed the rate listed above for the Portfolio.
***	For each of these Portfolios, DFA has agreed to waive its administration fee and to assume the Portfolio’s expenses (up to the amount of fees paid to DFA based on the Portfolio’s assets invested in its master fund) to the extent necessary to reduce the Portfolio’s expenses when its total operating expenses exceed the rate listed above for such Portfolio.
****	For the Emerging Markets Portfolio II, DFA has agreed to waive its administration fee of 0.40% per year on the first $50 million of average net assets.

*****	For the Class R shares of the Global Equity Portfolio, Global 60/40 Portfolio and Global 25/75 Portfolio, DFA has agreed to: (i) waive its administration fees to the extent necessary to limit the proportionate share of the total combined administration fees paid by each of the Portfolios and management fees paid by its underlying funds to DFA to 0.35% for the Global Equity Portfolio, to 0.30% for the Global 60/40 Portfolio and to 0.25% for the Global 25/75 Portfolio; and (ii) assume the direct operating expenses of the Class R shares of each Portfolio (excluding administration fees paid to DFA) to the extent necessary to limit the total expense ratios (including the expenses that the Class R shares of each such Portfolio bear as a shareholder of the underlying funds and including shareholder services fees) of the Class R shares of each Portfolio to 0.95%.
******	For the Institutional Class shares of the Global Equity Portfolio, Global 60/40 Portfolio and Global 25/75 Portfolio, DFA has agreed to: (i) waive its administration fees to the extent necessary to limit the proportionate share of the total combined administration fees paid by each of the Portfolios and management fees paid by its underlying funds to DFA to 0.35% for the Global Equity Portfolio, to 0.30% for the 60/40 Portfolio and to 0.25% for the 25/75 Portfolio; and (ii) assume the direct operating expenses of the Institutional Class shares of each Portfolio (excluding Administration Fees paid to DFA), up to an amount equal to the total fees paid to DFA by the Institutional Class shares (including the pass through of the management fees paid to DFA by the underlying funds), as is necessary to limit the total expense ratios (including the expenses that the Institutional Class shares of each such Portfolio bear as a shareholder of the underlying funds) of the Institutional Class shares of the Global Equity Portfolio to 0.70%, the Global 60/40 Portfolio to 0.65% and the Global 25/75 Portfolio to 0.60%.

Dated: December 23, 2003.